Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for

OFFER TO EXCHANGE

Each Outstanding Share of Common Stock of

AUDIENCE, INC.

made by

ORANGE SUBSIDIARY, INC.

a wholly owned subsidiary of

KNOWLES CORPORATION

Pursuant to the Prospectus/Offer to Exchange dated May 19, 2015

(not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT (ONE MINUTE AFTER 11:59 P.M.), EASTERN TIME, ON WEDNESDAY, JUNE 17, 2015, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) being made by Orange Subsidiary, Inc. (the “Purchaser”) if (i) certificates (“Stock Certificates”) representing shares of common stock, par value $0.001 per share (“Shares”), of Audience, Inc., a Delaware corporation, are not immediately available, (ii) Stock Certificates and all other required documents cannot be delivered to Computershare, the depositary for the Offer (the “Depositary”), or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This form may be transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an eligible institution (as defined in the Prospectus/Offer to Exchange dated May 19, 2015 (the “Prospectus/Offer to Exchange”)). See the section under the caption “The Offer—Procedures for Tendering Shares of Audience Common Stock in the Offer—Signature Guarantees” of the Prospectus/Offer to Exchange.

The Depositary for the Offer is:

(the “Depositary”)

Mail or deliver this Notice of Guaranteed Delivery, or a facsimile thereof, to:

By Mail: Computershare Trust Company, N.A. Attention: Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Courier: Computershare Trust Company, N.A. Attention: Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

By Facsimile Transmission (For Eligible Institutions Only):

(617) 360-6810

To Confirm Facsimile Transmission (For Eligible Institutions Only):

(781) 575-2332

Call this number ONLY if you are confirming a facsimile transmission

For information call: Georgeson Toll-Free (888) 497-9677

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via a facsimile to a number other than as set forth above, will not constitute a valid delivery. Deliveries to Purchaser, Audience, Inc. or Georgeson, Inc., the Information Agent for the Offer, will not be forwarded to the Depositary and therefore will not constitute valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal for the Offer is required to be guaranteed by an eligible institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on such Letter of Transmittal.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an agent’s message (as defined in the Prospectus/Offer to Exchange) and Shares to the Depositary in the time period shown herein. Failure to do so could result in a financial loss to such eligible institution.

The guarantee on the reverse side must be completed to accept the Offer as described above.

Ladies and Gentlemen:

The undersigned hereby tenders to Orange Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Knowles Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth under the caption “The Offer—Procedures for Tendering Shares of Audience Common Stock in the Offer—Guaranteed Delivery” of the Prospectus/Offer to Exchange.

Number of Shares:

Certificate Nos. (if available):

(Check box if Shares will be tendered by book-entry transfer) ☐

The Depository Trust Company Account Number:

Dated:

Name(s) of Record Holder(s):
(Please Print)

Address(es):

(Include Zip Code)
Daytime Area Code and Tel. No.:

Signature(s):

GUARANTEE

(not to be used for signature guarantee)

The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered herewith, in proper form for transfer, or a book-entry confirmation (as defined in the section under the caption “Procedures for Tendering Shares of Audience Common Stock in the Offer—Book-Entry Transfer” of the Prospectus/Offer to Exchange) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal for the Offer (or a photocopies of a form of the Letter of Transmittal), with any required signature guarantees, or an agent’s message (as defined in the Prospectus/Offer to Exchange), and any other required documents, within three trading days (as described in the Letter of Transmittal for the Offer) after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver a Letter of Transmittal for the Offer or an agent’s message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such eligible institution.

Name of Firm:

Address(es):

(Include Zip Code)

Area Code and Tel. No.:

Authorized Signature:

Name:

(Please Print)

Title:

Dated:

NOTE:	DO NOT SEND STOCK CERTIFICATES WITH THIS NOTICE. STOCK CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL FOR THE OFFER.